Exhibit 10.1

PUT-CALL AGREEMENT

THIS PUT-CALL AGREEMENT (this “Agreement”) is made as of October 9, 2020, by and among Rush Street Interactive, LP, a Delaware limited partnership (the “Company”), dMY Technology Group, Inc., a Delaware corporation (“dMY”), and the individual listed as “Put-Call Seller” on the signature pages hereto (the “Put-Call Seller”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Company entered into (a) that certain Business Combination Agreement, dated as of July 27, 2020, by and among dMY, the Company, dMY Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Rush Street Interactive GP, LLC, a Delaware limited liability company (the “Sellers’ Representative”), the Put-Call Seller and the other Sellers set forth on the signature pages thereto (collectively, the “Sellers”), as amended and restated by that certain Amended & Restated Business Combination Agreement, dated as of October 9, 2020, by and among dMY, the Sponsor, the Company, and the Sellers’ Representative (as may be further amended, restated, amended and restated, modified or supplemented from time to time, the “Business Combination Agreement”) and (b) that certain Recapitalization Agreement, dated as of July 27, 2020, by and among the Company, the Sellers’ Representative and the Sellers (the “Recapitalization Agreement”);

WHEREAS, pursuant to the Business Combination Agreement and the Recapitalization Agreement, immediately prior to the Closing on the Closing Date all of the Put-Call Seller’s partnership interests of the Company were converted into or exchanged for the number of Class A Common Units of the Company as calculated and set forth in the Recapitalization Agreement (the “Recapitalization”);

WHEREAS, pursuant to the Business Combination Agreement, at the Closing, among other things, the Put-Call Seller will retain the Class A Common Units of the Company held by the Put-Call Seller; and

WHEREAS, the Company and the Put-Call Seller desire to enter into this Agreement for the purpose of establishing certain put and call rights with respect to the Put-Call Units (as defined in the Business Combination Agreement), if any, held by the Put-Call Seller as of the Closing (which, for the avoidance of doubt, (a) shall not include any Sellers Earnout Company Units and (b) shall not exceed the number of Put-Call Units set forth on the Put-Call Seller’s signature page attached hereto), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, hereby agree as follows:

1. Certain Provisions Relating to the Put-Call Seller. As a material inducement to the Company to enter into this Agreement, and as a condition thereto, the Put-Call Seller acknowledges and agrees that none of the execution and delivery of this Agreement, any provision of this Agreement, or the Put-Call Seller’s status as a holder of Retained Units (including the Put-Call Units) shall entitle the Put-Call Seller to remain in the employment of the Company or any of its Subsidiaries or affect the right of the Company or its Subsidiaries to terminate the Put-Call Seller’s employment at any time and for any reason (subject to any employment or similar agreements between the Company or any of its Subsidiaries, on the one hand, and the Put-Call Seller, on the other hand).

2. Representations and Warranties; Covenants.

(a) The Put-Call Seller represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Put-Call Seller, enforceable in accordance with its terms other than as enforcement may be limited by the laws relating to bankruptcy, insolvency, moratorium, and the relief of debtors and rules of law governing equitable remedies, and the execution, delivery and performance of this Agreement by the Put-Call Seller does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Put-Call Seller is a party or any judgment, order or decree to which the Put-Call Seller is subject.

(b) dMY represents and warrants that this Agreement constitutes the legal, valid and binding obligation of dMY, enforceable in accordance with its terms other than as enforcement may be limited by the laws relating to bankruptcy, insolvency, moratorium, and the relief of debtors and rules of law governing equitable remedies, and the execution, delivery and performance of this Agreement by dMY does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which dMY is a party or any judgment, order or decree to which dMY is subject.

(c) The Company represents and warrants that this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms other than as enforcement may be limited by the laws relating to bankruptcy, insolvency, moratorium, and the relief of debtors and rules of law governing equitable remedies, and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject.

(d) The Put-Call Seller represents and warrants that he has carefully reviewed this Agreement and has been given the opportunity to consult with independent legal counsel and independent tax advisors regarding his rights and obligations under this Agreement, has consulted with such independent legal counsel and independent tax advisors regarding the foregoing (or after carefully reviewing this Agreement, has freely decided not to consult with independent legal counsel) and is in no way relying upon the Company or its advisors with respect to this Agreement and the terms and conditions set forth herein, has given careful consideration to the restraints imposed upon the Put-Call Seller by this Agreement, fully understands the terms and conditions contained herein and is in full accord as to their necessity for the reasonable and proper protection of the Company and its Subsidiaries and Affiliates and intends for such terms to be binding on and enforceable against the Put-Call Seller.

(e) Concurrently with the execution and delivery of this Agreement, the Put-Call Seller shall deliver to the Company a duly executed copy of the spousal consent attached hereto as Exhibit A.

(f) The parties hereto agree that for U.S. federal (and applicable state and local) income tax purposes that the transaction resulting from the exercise of the Put Option or the Call Option, as applicable, shall be treated as a distribution under Section 731 of the Code (the “Intended Tax Treatment”) and the parties agree to report such transaction consistent with the Intended Tax Treatment on any Tax Return, except as otherwise required by applicable law.

3. Put-Call Option.

(a) If, and only if, the Closing occurs on or prior to December 20, 2020 (the “Threshold Date”), at any time from and after December 21, 2020 (the “Option Date”) until December 28, 2020 (such period, the “Put-Call Period”), (A) the Put-Call Seller shall have the right, but not the obligation, to exercise an option to cause the Company to purchase all, but not less than all, of the Put-Call Units (the “Put Option”) for an aggregate purchase price equal to (i) the Put-Call Option Per Unit Price multiplied by (ii) the number of Put-Call Units, and (B) the Company shall have the right, but not the obligation, to exercise an option to purchase from the Put-Call Seller all, but not less than all of the Put-Call Units (the “Call Option”) for an aggregate purchase price equal to (1) the Put-Call Option Per Unit Price multiplied by (2) the number of Put-Call Units; provided that in no event shall the aggregate amount payable under this Agreement exceed the Put-Call Consideration Amount with respect to the Put-Call Seller. For the avoidance of doubt, if the Closing occurs after the Threshold Date, each of the Put Option and the Call Option will (without any further action by any Person) automatically be terminated and will not be exercisable by the Put-Call Seller or the Company, as applicable, and the Put-Call Units will be sold, transferred and assigned by the Put-Call Seller to the Additional Special Limited Partner as Purchased Closing Company Units, or redeemed by the Company from the Put-Call Seller as Redeemed Post-Closing Company Units, as applicable, in accordance with and subject to the terms and conditions of the Business Combination Agreement. For purposes of this Agreement, the “Put-Call Option Per Unit Price” shall mean (1) with respect to the Put Option, the purchase price per Put-Call Unit equal to nine dollars ($9.00) or, (2) with respect to the Call Option, the purchase price per Put-Call Unit equal to eleven dollars ($11.00).

(b) Without limiting Section 3(a), to exercise the Put Option or the Call Option, the Put-Call Seller or the Company, as applicable, shall deliver at least three (3) days’ prior written notice of such election to the other party (the “Exercise Notice”). The delivery of the Exercise Notice by the Put-Call Seller or the Company, as applicable, shall constitute exercise of the Put Option or Call Option, respectively, for purposes of Section 3(a). The closing of the purchase of the Put-Call Units pursuant to the Put Option or the Call Option, as applicable (a “Put-Call Closing”), shall take place three (3) days after the delivery of the Exercise Notice by the Put-Call Seller or the Company, as applicable (the date of such closing, the “Put-Call Closing Date”). For the avoidance of doubt, the Put-Call Seller’s rights with respect to the Put-Option shall be exercisable (to the extent exercisable in accordance with Section 3(a)) on a single occasion only, and any attempted exercise of such Put-Option shall be valid only if an Exercise Notice is delivered to the Company in accordance with this Section 3(b).

(c) At the Put-Call Closing, (i) the Company will (x) pay for the Put-Call Units to be purchased by it pursuant to the Put Option or the Call Option, as applicable, by first offsetting amounts outstanding under any bona fide, contractual debts owed by the Put-Call Seller to the Company or any of its Subsidiaries, and (y) pay the remainder of the purchase price (net of tax and other required withholdings) in cash by check or wire transfer of funds to an account designated by the Put-Call Seller in writing, and (ii) the Put-Call Seller (or any Permitted Transferee (as defined in that certain Amended and Restated Agreement of Limited Partnership of Rush Street Interactive, LP, dated as of the Closing Date, by and among the Company and the partners signatory thereto (as such agreement may be amended, restated, amended and restated, modified or supplemented from time to time, the “A&R LPA”)) of the Put-Call Seller from which Put-Call Units are being purchased) shall (1) deliver the certificate or certificates (if any) representing such Put-Call Units to the Company, accompanied by a duly executed assignment in the form attached hereto as Exhibit B, (2) automatically forfeit to dMY the number of shares of Buyer Class V Voting Stock held by the Put-Call Seller (or such Permitted Transferees) corresponding to the number of the Put-Call Units, and (3) deliver the certificate or certificates (if any) representing such forfeited shares of Buyer Class V Voting Stock to dMY, accompanied by duly executed stock powers.

(d) Notwithstanding anything to the contrary contained in this Agreement, all purchases of the Put-Call Units by the Company pursuant to the Put Option or the Call Option, as applicable, shall be subject to applicable restrictions contained in the Delaware Revised Uniform Limited Partnership Act or such other laws applicable to the Company. If any such restrictions prohibit or restrict the purchase of the Put-Call Units hereunder which the Company is otherwise entitled or required to make, then the time period provided in this Section 3 shall be suspended and the Company shall make such purchases as soon as it is permitted to make purchases under such restrictions.

(e) If, pursuant to the terms and conditions of this Agreement, the Company shall make available, at the time and place and in the amount and form described in this Agreement, the consideration for the Put-Call Units to be purchased in the proper amount in accordance with the provisions of this Agreement, then from and after such time, the Put-Call Seller (or such Permitted Transferees) from whom such Put-Call Units are to be purchased (and corresponding number of shares of Buyer Class V Voting Stock are to be forfeited) shall no longer hold any title or interest in such Put-Call Units (or corresponding shares of Buyer Class V Voting Stock), shall no longer have any rights as a holder of such Put-Call Units (other than the right to receive payment of the applicable consideration in accordance with this Agreement) or corresponding shares of Buyer Class V Voting Stock, and such Put-Call Units shall be deemed purchased (and such corresponding shares of Buyer Class V Voting Stock shall be deemed forfeited to dMY) in accordance with the applicable provisions hereof and the Company shall be the owner and holder of such Put-Call Units and dMY shall be the owner and holder of such shares of Buyer Class V Voting Stock, whether or not the certificates therefor, if any, have been delivered as required by this Agreement and whether or not the Put-Call Seller (or such Permitted Transferees) shall take any other action in connection with such purchase. Nothing in this Section 3(e) shall limit the Put-Call Seller’s obligations pursuant to the provisions of this Agreement in connection with any exercise of the Put-Option or Call-Option.

(f) Subject to Section 5(b), the Put-Call Seller hereby acknowledges and agrees that the Put Option or the Call Option, as applicable, set forth in this Section 3 shall continue with respect to the Put-Call Units following any Transfer (as defined in the A&R LPA) thereof, but in all respects subject to the other terms and conditions of this Agreement, the A&R LPA, and the Investor Rights Agreement, dated as of the Closing Date, by and among Rush Street Interactive, Inc., a Delaware corporation (formerly known as dMY Technology Group, Inc.), the Sellers, the Sellers’ Representative, the Sponsor, and the other parties thereto (as such agreement may be amended, restated, amended and restated, modified or supplemented from time to time, the “Investor Rights Agreement”).

(g) Subject to Section 5(b), by executing this Agreement, the Put-Call Seller irrevocably authorizes and directs an officer of the Company to execute and deliver on the Put-Call Seller’s behalf all documents determined by the Company to be reasonably necessary to implement the provisions of this Section 3 if the Put-Call Seller fails to execute and return such documents to the Company within a reasonable period (not to exceed 15 days) following the receipt by the Put-Call Seller of the Company’s request.

(h) Legend. If, and only if, the Closing occurs on or before the Threshold Date, in addition to any legend required under the A&R LPA, the Investor Rights Agreement or any other applicable agreement, any certificates and/or instruments representing the Put-Call Units will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH SECURITIES MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN (X) THAT CERTAIN AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF RUSH STREET INTERACTIVE, LP (THE “COMPANY”), DATED AS OF [____], 2020, BY AND AMONG THE COMPANY AND THE PARTNERS PARTY THERETO AND (Y) THAT CERTAIN INVESTOR RIGHTS AGREEMENT, DATED AS OF [___], 2020, BY AND AMONG RUSH STREET INTERACTIVE, INC. AND THE OTHER PARTIES THERETO, IN EACH CASE, AS AMENDED FROM TIME TO TIME, AND CERTAIN PURCHASE OPTIONS, REDEMPTIONS AND OTHER AGREEMENTS SET FORTH IN A PUT-CALL AGREEMENT AMONG THE COMPANY, DMY TECHNOLOGY GROUP, INC. AND THE HOLDER OF SUCH SECURITIES, DATED AS OF [_____], 2020, AS AMENDED OR MODIFIED FROM TIME TO TIME. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER OF SUCH SECURITIES AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

4. Notices. All notices, demands or other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when delivered by means of electronic mail (if confirmation of good transmission is received by the sender or no failure message is generated) or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company or dMY, as applicable, at the following address and to the Put-Call Seller at the address set forth immediately below the Put-Call Seller’s signature on the signature page hereto (and if the Put-Call Seller has notified the Company and dMY that the Put-Call Seller is represented by legal counsel in connection with the transactions contemplated hereby, with a copy (which shall not constitute notice) to such counsel’s address as listed by the Put-Call Seller on the signature page hereto), or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

If to the Put-Call Seller:

To the address set forth below the Put-Call Seller’s name on the signature page hereto.

Notices to the Company:

Rush Street Interactive, LP

900 N. Michigan Avenue, Suite 1600

Chicago, Illinois 60611

Attention: Greg Carlin

Email: gcarlin@rushst.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attention: Richard Campbell, P.C. and Karen E. Flanagan

Email: richard.campbell@kirkland.com; karen.flanagan@kirkland.com

and

dMY Sponsor, LLC

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Attention: Niccolo de Masi and Harry L. You

Email: niccolo@dmytechnology.com; harry@dmytechnology.com

and

White & Case LLP

1221 Avenue of the Americas

New York NY 10020

Attention: Joel Rubenstein; Raymond Bogenrief

Email: joel.rubenstein@whitecase.com; Raymond.bogenrief@whitecase.com

Notices to dMY:

dMY Sponsor, LLC

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

Attention: Niccolo de Masi and Harry L. You

Email: niccolo@dmytechnology.com; harry@dmytechnology.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York NY 10020

Attention: Joel Rubenstein; Raymond Bogenrief

Email: joel.rubenstein@whitecase.com; Raymond.bogenrief@whitecase.com

5. General Provisions.

(a) Transfers in Violation of Agreements. For the avoidance of doubt, notwithstanding anything to the contrary set forth herein, the Put-Call Units are subject to the restrictions on Transfer (as defined in the A&R LPA) set forth in the A&R LPA and the Seller Lock-Up Period (as defined in the Investor Rights Agreement) set forth in the Investor Rights Agreement, and therefore may not be sold, assigned, disposed of or otherwise transferred except as set forth therein. Subject to Section 5(b) and 5(h)(b), as a condition to any Transfer of any Put-Call Units as permitted by the A&R LPA and the Investor Rights Agreement, the Put-Call Seller shall cause the transferee to execute and deliver to the Company a counterpart to this Agreement in form and substance reasonably satisfactory to the Company. Any Transfer or attempted Transfer of any Put-Call Units in violation of any provision of the A&R LPA, the Investor Rights Agreement or this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Put-Call Units as the owner of such securities for any purpose.

(b) Termination. Notwithstanding anything to the contrary contained herein, in the event that (i) the Business Combination Agreement is terminated pursuant to Article X thereof for any reason, (ii) the Closing does not occur on or prior to the Threshold Date, (iii) the Company undergoes a liquidation or dissolution, (iv) the Put-Call Seller or the Put-Call Seller’s successors and permitted assigns pursuant to Section 10.3(a)(iii) of the A&R LPA cease to hold any of the Put-Call Units, or (v) the Put-Call Period expires and an Exercise Notice has not been provided by either of the Put-Call Seller or the Company prior to the expiration of the Put-Call Period, this Agreement (and Exhibit A attached hereto) shall automatically terminate and cease to be of further force and effect, without further action required by any party hereto.

(c) Survival. Notwithstanding anything to the contrary contained herein, this Section 5 (General Provisions) shall survive the termination of this Agreement.

(d) Third-Party Beneficiaries. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, permitted successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer any right upon any other Person.

(e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(f) Entire Agreement. This Agreement, the Business Combination Agreement, the A&R LPA, the Investor Rights Agreement and other documents of even date herewith or therewith to which the Put-Call Seller is a party embody the complete agreement and understanding among the parties hereto and supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(g) Counterparts. This Agreement may be executed in separate counterparts (including by facsimile or electronic transmission), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(h) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Put-Call Seller, the Company and each of their respective successors and permitted assigns (including subsequent holders of the Put-Call Units); provided that the rights and obligations of the Put-Call Seller under this Agreement shall not be assignable, in whole or in part, by the Put-Call Seller without the prior written consent of the Company except for rights permitted to be assigned under the A&R LPA and the Investor Rights Agreement. Upon any assignment, in whole or in part, by the Company of its rights hereunder, the assignee shall be entitled to enforce such assigned rights, mutatis mutandis, as though such assignee was a party hereto.

(i) Choice of Law. All issues and questions concerning the relative rights of the Company and its respective securityholders and all other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party to this Agreement may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(k) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, dMY and the Put-Call Seller.

(l) Third-Party Beneficiaries. Certain provisions of this Agreement are entered into for the benefit of and shall be enforceable by the Company’s Subsidiaries and Affiliates as provided herein.

(m) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the Business Day immediately following such Saturday, Sunday or holiday.

(n) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(o) Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

(p) Action by the Company. Any action required or permitted by the Company under this Agreement shall be by action of the Board of the General Partner.

6. Payments on Behalf of the Put-Call Seller; Withholding for Taxes. The Company shall be entitled to deduct or withhold from any amounts owing from the Company, as applicable, to the Put-Call Seller any Tax Advances (as such term is defined in the A&R LPA) and any federal, state, local or foreign withholding taxes, excise tax, or employment taxes (together with the Tax Advances, “Taxes”) imposed with respect to the Put-Call Seller’s direct or indirect ownership interest in the Company or the transactions contemplated by this Agreement. In the event the Company does not make such deductions or withholdings on behalf of the Put-Call Seller, the Put-Call Seller shall indemnify the Company, as applicable, for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Put-Call Agreement on the date first written above.

COMPANY:

RUSH STREET INTERACTIVE, LP

By:	Rush Street Interactive GP, LLC
Title:	General Partner

By:
Name:
Title:

Signature Page to Put-Call Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Put-Call Agreement on the date first written above.

dMY:

dMY TECHNOLOGY GROUP, INC.

By:
Name:	Niccolo de Masi
Title:	Chief Executive Officer

Signature Page to Put-Call Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Put-Call Agreement on the date first written above.

PUT-CALL SELLER:

Signature:

Name:

Maximum Number of Put-Call Units:

Address for Notices for Put-Call Seller:

with a copy (which will not constitute notice) to:

Address for Put-Call Seller’s Counsel (if applicable):

Signature Page to Put-Call Agreement

EXHIBIT A

CONSENT

The undersigned spouse of the Put-Call Seller hereby acknowledges that I have read the foregoing Put-Call Agreement (the “Agreement”) and that I understand its contents. I am aware that the Agreement provides for the forfeiture and/or purchase of my spouse’s Put-Call Units under certain circumstances and imposes other restrictions on such Put-Call Units. I agree that my spouse’s interest in the Put-Call Units is subject to the Agreement and any interest I may have in such Put-Call Units shall be irrevocably bound by the Agreement and further that my community property interest, if any, shall be similarly bound by the Agreement.

I am aware that the legal, financial and other matters contained in the Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Agreement that I will waive such right.

Date: ________________, _____

Name of Put-Call Seller:

Name of Spouse:

Signature of Spouse:

Name of Witness: ____________________

Signature of Witness: __________________

Exhibit A

EXHIBIT B

ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS

This ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS (this “Assignment”) is made and entered into as of __________ (the “Effective Date”), pursuant to that certain Put-Call Agreement, dated as of September __, 2020 (the “Agreement”), by and among dMY Technology Group, Inc., a Delaware corporation, Rush Street Interactive, LP, a Delaware limited partnership (the “Assignee”) and the undersigned (“Assignor”). Capitalized terms not otherwise defined herein shall assume the meanings set forth in the Agreement.

1. Assignment. For good and valuable consideration, Assignor hereby assigns, transfers, sets over and conveys to Assignee, all of Assignor’s right, title and interest in and to Assignor’s Put-Call Units.

2. Assumption. Assignee hereby assumes the Put-Call Units, and all rights and obligations of the holder thereof.

3. Representations and Warranties of Assignor. The Assignor represents and warrants that: (a) Assignor is the true and lawful owner of the Put-Call Units and has good title to the same; (b) the Assignor has made no prior assignment, transfer, pledge, disposition or sale of the Put-Call Units and no other person or entity has any right, title, or interest therein; (c) the execution and delivery hereof by the Assignor and the assignment of all Assignor’s right, title, and interest in and to the Put-Call Units, is legal, valid and binding obligation of Assignor, enforceable in accordance with its terms other than as enforcement may be limited by the laws relating to bankruptcy, insolvency, moratorium, and the relief of debtors and rules of law governing equitable remedies, and does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Assignor is a party or any judgment, order or decree to which Assignor is subject, and (d) no liens, encumbrances, charges, or security interests of any kind exist on the date hereof against the Put-Call Units, other than those set forth in the A&R LPA and the Investor Rights Agreement.

4. Counterparts. This Assignment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if all parties had signed the same signature page.

5. Entire Agreement; Conflict. This Assignment, the Agreement, the Business Combination Agreement, the A&R LPA, the Investor Rights Agreement, the Recapitalization Agreement, and the other documents of even date herewith to which the Assignor is a party contain the entire understanding between the parties relating to their subject matter. All prior and contemporaneous agreements and understandings, whether oral or written, are superseded by this Assignment and the Agreement; provided, however, that (i) this Assignment shall not be deemed to supersede, terminate, diminish, amend or otherwise modify the Agreement, the Business Combination Agreement, the A&R LPA, the Investor Rights Agreement, the Recapitalization Agreement, the other documents of even date herewith to which the Assignor is a party or the provisions set forth therein and (ii) in the event of conflict between the terms of this Assignment and the Agreement, the Agreement shall control and govern in all respects.

6. Miscellaneous. This Assignment shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, their heirs, executors, administrators, successor-in-interest and assigns. Sections 5(c), 5(g) through 5(j), and 5(l) through 5(o) of the Agreement are hereby incorporated into this Assignment by reference, mutatis mutandis.

Exhibit B to Put-Call Agreement

IN WITNESS WHEREOF, the undersigned have duly executed this Assignment on the day and year first above written.

ASSIGNOR:

Name:

ASSIGNEE:

RUSH STREET INTERACTIVE, LP

By:	Rush Street Interactive GP, LLC
Title:	General Partner

By:
Name:
Title: